58 Doujima Branch 5306239
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[revenue stamp: 000200; 200 yen; MD772]
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Special Agreement
(Date of execution)
November 22, 2010
To: The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Debtor	Address:	2-2-2 Uchisaiwai-cho, Chiyoda-ku, Tokyo	[seal: Representative Director, Sucampo Pharma, Ltd.]
	Name:	Sucampo Pharma, Ltd. Ryuji Ueno, Representative Director
Joint and Several Guarantor	Address:	4520 East West Highway, Third Floor Bethesda, MD 20814 U.S.A.
	Name	Sucampo Pharmaceuticals, Inc.
[signature: Jan Smilek] [blank circle]

A special agreement is hereby entered into as set forth below in connection with the borrowing that has been advanced by the Bank of Tokyo-Mitsubishi UFJ, Ltd. (hereinafter referred to as “Bank”) to the account number 0001 in accordance with the terms and conditions of the Agreement on Bank Overdrafts (Through an Account Used Exclusively for the Purpose of Bank Overdrafts) Agreement dated November 18, 2010 (the said borrowing shall be hereinafter referred to as “Borrowing”):

Details
1.	Applicable Rate of Interest
(1)
The applicable rate of interest shall be the base rate of interest, which is defined in Numbered Item 2 of the present paragraph, prevailing two business days prior to the effective date of borrowing with a per annum rate of 1.00% added thereto, and interest shall be calculated on a pro rata basis using a 365 day year.

(2)
The base rate of interest shall be the rate of interest that is determined in a rational manner by the Bank for a specific period of time based on the offered rates on the funds provided in borrowing and lending transactions for yen funds in the financial market.

2.	Period of Interest Rate
The period of interest rate shall be the same as the period of borrowing, which commences on the effective date of borrowing and ends on the date of final repayment.

3.	Repayment Prior to Maturity
It is hereby acknowledged that [the debtor] shall not be permitted to make any partial prepayments or repayment prior to the maturity of the Borrowing that have not been provided for under the aforesaid Bank Overdrafts Agreement, provided, however, that in the event that [the debtor] must, for an unavoidable reason, make partial prepayments or repayment prior to the maturity of the Borrowing outside the terms and conditions of the said agreement and has obtained the consent of the Bank in this regard, the debtor shall, as soon as the Bank so requests, immediately make payment of the interest that has accrued up to the scheduled date of repayment before maturity as well as settlement money as provided for in the paragraph below.

4.	Settlement Money
 The amount of settlement money shall be calculated in accordance with the formula described below, provided, however, that there shall be no settlement money if the result of the calculation using the said formula is a negative amount:

Amount of repayment before maturity  × (Market rate of interest on the Borrowing*1 -Market rate of interest prevailing at the time of repayment before maturity*2) × Remaining period at the time of repayment before maturity (number of days)*3 / 365 days

*1:	The rate of interest at which the Bank procures funds.
*2:	The rate of interest at which the Bank can reinvest funds in the market during the remaining period.
*3:	The period between the date of repayment before maturity and the date of next review of the rate of interest (or the date of final repayment, if there are no reviews of the rate of interest).

5.	Acceleration of the Date of Repayment
In the event that the acceleration of the date of repayment is enforced against the debtor, the debtor shall, as soon as the Bank so requests, make payment thereto of the settlement amount that has been calculated in accordance with the preceding paragraph.
END

(Domestic yen spread lending, and account used exclusively for the purpose of bank overdrafts) Spread:	For Bank Use Only	Interest rate S4 (Interest rate 8)

Sep. 2010 OS Corporate (this document to be saved for 10 years after repayment)	Inspected by:	Seal verified by:	Administered by:
	[seal: K.	[seal: K.	[seal: K.
	Yoshida]	Matsumoto]	Matsumoto]